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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-23328 on Form S-8, Registration Statement No. 33-35011 on Form S-8, Registration Statement No. 33-45144 on Form S-8, Registration Statement No. 333-59349 on Form S-8, Registration Statement No. 333-26523 on Form S-8, Registration Statement No. 333-26529 on Form S-8, Registration Statement No. 333-78955 on Form S-8, Registration Statement No. 333-78887 on Form S-8, and Registration Statement No. 333-94097 on Form S-8, of our report dated January 26, 2000 appearing in this Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
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    DELOITTE & TOUCHE LLP

Houston, Texas
February 25, 2000